AMENDMENT NO. 2
                                       TO
                          FUND PARTICIPATION AGREEMENT

     This AMENDMENT NO. 2 is made as of the 1 St day of May, 2003, by and between Pilgrim Baxter & Associates, Ltd. (the "Adviser"), PBHG Insurance Series Fund (the "Fund") and American United Life Insurance Company ("AUL"), a life insurance company organized under the laws of the State of Indiana.

                                  WITNESSETH:

     WHEREAS, the Fund, the Adviser and AUL have entered into a Fund Participation Agreement dated May 1, 1997 relating to the purchase and sale of certain series of the Fund by certain variable life insurance and/or variable annuity contracts offered through certain, Separate Accounts (the "Agreement"); and,

     WHEREAS, the Fund, Adviser and AUL desire to amend the Agreement to add additional Portfolios to eligible Separate Accounts.

     NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

     1. Appendix A and Appendix B to the Agreement are each hereby deleted and replaced in their entirety by the Appendix B attached hereto.

     2.   All other provisions of the Agreement shall remain unchanged.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

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                                        Pilgrim Baxter Assocates, Ltd.

ATTEST:   /s/ John M. Zerr               By: /s/ Eric C. Schneider
Name:   John M. Zerr                     Name: Eric C. Schneider
Title:  General Counsel and Secretary    Title: Chief Financial Officer


                                        PBHG Insurance Series Fund

ATTEST:   /s/ John M. Zerr               By: /s/ Eric C. Schneider
Name:   John M. Zerr                     Name: Lee T. Cummings
Title:  General Counsel and Secretary    Title: Chief Financial Officer

ATTEST:   /s/ Thomas M. Zurek            By: /s/ Constance E. Lund
Name:   Thomas M. Zurek                  Name: constance E. Lund
Title:  General Counsel and Secretary    Title: Chief Financial Officer

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                                   APPENDIX A

PBHG Insurance Series Fund - Portfolios

PBHG Growth II Portfolio
PBHG Technology & Communications Portfolio
PBHG Small Cap Portfolio
PBHG Mid Cap Portfolio

                                   APPENDEX B

                   Separate Accounts and Associated Contracts


Name of Separate Account        Contracts Funded by
Established by AUL Exec. Comm.  Separate Account              Selected Portfolio
------------------------------  ----------------              ------------------


AUL American Unit Trust         Registered 401, 403(b),       Growth II
(established 8/17/89)           457 & 408 contracts           Technology &
                                                              Communications

AUL American Individual         Flexible Premium Contracts    Growth II
Unit Trust                                                    Technology &
                                                              Communications

AUL American Individual         Flexible Premium Contracts    Growth II
Variable Annuity Unit Trust                                   Technology &
                                                              Communications
                                                              Small Cap
                                                              Mid Cap

AUL American Individual         Flexible Premium Contracts    Growth II
Variable Life Unit Trust                                      Technology &
                                                              Communications
                                                              Small Cap
                                                              Mid Cap